UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 11, 2011

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director C. Kevin McArthur Will Not Stand For Re-Election After Current Term

On March 11, 2011, Director C. Kevin McArthur provided notice to the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (“Cloud Peak Energy”) that he will not stand for re-election upon the expiration of his current term at Cloud Peak Energy’s 2011 annual stockholders meetings.  Mr. McArthur has served as a Director since January 2010. Mr. McArthur serves as a member of the Nominating and Corporate Governance Committee (the “Governance Committee”) and as Chair of the Health, Safety, Environment and Communities Committee (the “HSEC Committee”) of the Board.

Mr. McArthur currently serves as president, chief executive officer and a director of Tahoe Resources Inc., a precious metals exploration company listed on the Toronto Stock Exchange (TSX: THO).  Mr. McArthur has provided his notice to the Board as described above to allow additional time for his responsibilities with Tahoe Resources.

Appointment of James Voorhees as New Independent Director

On March 14, 2011, Cloud Peak Energy announced by press release that, effective March 11, 2011, Mr. James S. Voorhees has been elected to the Board.  Mr. Voorhees has been appointed as a member of the Governance Committee and the HSEC Committee.  Mr. Voorhees has been elected to Class II and will stand for re-election at Cloud Peak Energy’s 2011 annual stockholders meeting.

Mr. Voorhees is a retired mining executive who served as Chief Operating Officer of Glamis Gold Ltd. from 1999 to 2007.  Prior to joining Glamis, Mr. Voorhees held senior management positions with Newmont Mining Corporation.  Mr. Voorhees also previously worked in various managerial and engineering capacities for Santa Fe Pacific Gold Corporation, Western Mining Corporation and ARCO Coal Company. Mr. Voorhees holds a B.S. degree in Mining Engineering from the University of Nevada and is a registered professional engineer.  Mr. Voorhees also serves on the Boards of Directors of Tahoe Resources Inc. , a precious metals exploration company listed on the Toronto Stock Exchange (TSX: THO), and Trinity Mining Holding A.G., a mining exploration company specializing in gold projects which trades on the Frankfurt Stock Exchange (TKX—Frankfurt ).

Mr. Voorhees will receive the following compensation for his services on the Board and the Committees referenced above, as provided by Cloud Peak Energy’s current compensation program for its independent directors:

Element	Description	Amount
Annual Cash Fee for Board Service	Payable to the non-employee directors of the Board	$65,000

Annual Cash Fee for Committee Members	Governance Committee Member HSEC Committee Member	$5,000 $5,000

Grant of Restricted Stock Units	Grant of restricted stock units that vest 100% upon resignation or retirement from the Board	Units valued at $65,000(initial grant) Units valued at $52,712 (pro rata 2011 annual grant)

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. James Voorhees as a new Cloud Peak Energy Director, as described under Item 5.02, is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

99.1	Furnished press release announcing the appointment of Mr. James Voorhees as a new Cloud Peak Energy Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

Date:  March 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release announcing the appointment of Mr. James Voorhees as a new Cloud Peak Energy Director